UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2017

MEDICINOVA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33185	33-0927979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4275 EXECUTIVE SQUARE, SUITE 650, LA JOLLA, CA		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

MediciNova, Inc. (the “Company”) held its 2017 annual meeting of stockholders on June 8, 2017 (the “Annual Meeting”). The Company filed its definitive proxy statement for the proposals voted upon at the Annual Meeting with the Securities and Exchange Commission on April 27, 2017.

At the close of business on April 13, 2017, the record date of the Annual Meeting, the Company had 34,540,453 shares of common stock issued and outstanding. The holders of a total of 25,449,727 shares of common stock were present at the Annual Meeting, either in person or by proxy, which total constituted a quorum of the issued and outstanding shares on the record date of the Annual Meeting.

Set forth below are the results of the matters submitted for a vote of stockholders at the Annual Meeting

(a)	To elect a Class I Director nominee named below to serve until the 2020 Annual Meeting of Stockholders. The named nominees were so elected, with the votes thereon at the Annual Meeting as follows:

Final Voting Results

Nominee	For	Withheld	Broker Non-Vote
Jeff Himawan	23,199,272	992,666	1,257,789

(b)

To ratify the selection by the Audit Committee of the Company’s Board of Directors of BDO USA, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017. This proposal was approved, with the votes thereon at the Annual Meeting as follows:

Final Voting Results

For	Against	Abstain	Broker Non-Vote
24,662,983	355,473	431,271	0

(c)

To approve an amendment to the 2013 Equity Incentive Plan to increase the number of shares of Common Stock issuable under the Plan by 1,200,000 shares. This proposal was approved, with the votes thereon at the Annual Meeting as follows:

Final Voting Results

For	Against	Abstain	Broker Non-Vote
22,543,865	1,113,591	534,682	1,257,589

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINOVA, INC.

	By:	/s/ Ryan Selhorn
Ryan Selhorn Chief Financial Officer
Date: June 12, 2017